Exhibit 99.1

Press

Release

Contact:	Mark E. Patten, Sr. Vice President and CFO
mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223

FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA LAND CO. REPORTS EARNINGS OF $2.14 PER SHARE FOR THE SECOND QUARTER OF 2019

DAYTONA BEACH, Fla. – July 17, 2019  –  Consolidated-Tomoka Land Co. (NYSE American: CTO) (the “Company”) today announced its operating results and earnings for the quarter and six months ended June 30, 2019.

QUARTER HIGHLIGHTS

Land Holdings

Closed Transactions:  three land sales, with an aggregate of approximately 64 acres, for an aggregrate sales price of approximately $7.5 million,  or approximately  $117,000 per acre, for a gain of approximately $2.9 million, or $0.44 per share, after tax.

Land Pipeline:  ten (10)  contracts; more than 3,000 acres, or approximately 57% of the Company’s remaining land;  potential proceeds of approximately $82 million, or an average sales price of approximately $27,000 per acre.

Income Property Portfolio

In five separate transactions, acquired 5 single-tenant net lease retail properties for an aggregate investment of approximately $41 million, reflecting a weighted average investment cap rate of approximately 6.6%. The five properties acquired have approximately 139,614 of rentable square feet and a weighted average lease term of 9.4 years.

Sold two multi-tenant income properties, located in Santa Clara, California and Winter Park, Florida, for an aggregate sales price of approximately  $55.3 million for a gain of approximately $11.8 million, or $1.78 per share, after tax.

Share Repurchase Program

During the second quarter: Repurchased 461,769 shares for approximately $27 million; average purchase price of $58.41 per share, including 320,741 shares, or approximately 6% of the Company’s shares outstanding, as part of the April 2019 disposition of the entire position by the Company’s then largest shareholder.

Year-to-Date: Repurchased 532,477 shares for approximately $31 million; average purchase price of $58.40 per share. Total shares repurchased year-to-date represent more than 9% of the Company’s outstanding shares.

Book Value Per Share

Book value per share totaled  $40.09 as of June 30, 2019;  increase of $1.14 per share, or 3%, compared to year-end 2018.

Income Property Update

The following table provides a summary of the Company’s income property portfolio as of June 30, 2019 compared with the portfolio as of June 30, 2018:

	# of Properties		Total Square Feet		Average Remaining Lease Term (Yrs.)
Property Type	2019	2018	2019	2018	2019	2018
Single-Tenant	45	29	1,940,890	1,561,053	9.3	9.4
Multi-Tenant	4	7	284,441	531,915	3.1	4.8
Total / Wtd. Avg.	49	36	2,225,331	2,092,968	8.8	8.1

The following tables highlight the tenants that represent at least 2.0% and the states where at least 5.0% of the total revenue from the Company’s income property operations is generated, respectively, for the six months ended June 30, 2019 (“Total Income Property Revenue”):

Top Tenants ( ≥ 2% of Total Income Property Revenue)

Tenant	# of Properties	Square Feet	% of Total Income Property Revenue
Wells Fargo	2	662,256	22%
Fidelity	1	210,067	8%
AG Hill (Aspen Master Lease)	1	19,596	5%
Hilton Grand Vacations	2	133,914	5%
LA Fitness	1	45,000	3%
Lowe’s	1	131,644	2%
Container Store	1	23,329	2%
Century Theatres	1	52,474	2%
At Home	1	116,334	2%
Harris Teeter	1	45,089	2%
CVS	1	10,340	2%
Jo-Ann Fabric	1	22,500	2%
Total	14	1,472,543	57%

Top States ( ≥ 5% Total Income Property Revenue)

State	# of Properties	Square Feet	% of Total Income Property Revenue
Florida	19	624,088	31%
North Carolina	5	673,213	19%
Texas	7	505,625	15%
Oregon	1	211,863	8%
California	2	108,533	8%
Colorado	1	19,596	5%
Total	35	2,142,918	86%

The Company is negotiating with Cocina 214, the tenant of one of its beachfront restaurants in Daytona Beach, to replace their operation with a Florida-based restaurant operator with five waterfront restaurant locations in several markets in Florida. The Company expects to execute the lease with the new tenant during the third quarter of 2019 and for the new tenant to commence operations prior to the end of the fourth quarter with no requirement for significant costs to the Company for tenant improvements.

Land Pipeline Update

As of July 16, 2019, the Company’s pipeline of potential land sales transactions includes the following ten (10) potential transactions with nine (9) different buyers, representing over 3,000 acres or approximately 57% of our remaining approximately 5,300 acres of land holdings:

	Transaction (Buyer)	Acres	Amount ($000’s)	Price Per Acre ($ Rounded)	Estimated Timing
1	Residential (SF) – Parcel A – West of I-95	1,599	$27,000	$17,000	’19 - ‘20
2	Residential (SF) – ICI Homes – West of I-95	1,016	$21,450	$21,000	‘19
3	Commercial/Medical Office – East of I-95	32	$8,089	$253,000	’19 - ‘20
4	Residential (MF) – East of I-95	38	$6,350	$167,000	Q4 ’19
5	Commercial/Residential – Unicorp Dev. – East of I-95	31	$4,600	$148,000	’19 - ‘20
6	Commercial/Residential – East of I-95	12	$4,500	$375,000	’19 - ‘20
7	Residential (MF) – East of I-95	23	$4,000	$174,000	’19 - ‘20
8	Residential (SF) - West of I-95	98	$2,600	$27,000	’19 - ‘20
9	Residential (MF)/Retail – East of I-95	19	$2,000	$105,000	‘20
10	Residential (SF) – ICI Homes – West of I-95	146	$1,650	$11,000	’19
	Totals (Average)	3,014	$82,239	$27,000

As noted above, these agreements contemplate closing dates ranging from 2019 through fiscal year 2020, and although we anticipate that some of the transactions may close in 2019,  some of the buyers may not be contractually obligated to close until after 2019. Each of the transactions are in varying stages of due diligence by the various buyers including, in some instances, making submissions to the planning and development departments of the City of Daytona Beach, pursuing permitting activities with other applicable governmental authorities including wetlands permits from the St. John’s River Water Management District and the U.S. Army Corps of Engineers,  conducting traffic analyses to determine potential road impact requirements with the Florida Department of Transportation, and negotiating other matters with Volusia County. In addition to other customary closing conditions, the majority of these transactions are conditioned upon the receipt of approvals or permits from those various governmental authorities, as well as other matters that are beyond our control. If such approvals are not obtained or costs to meet governmental requirements or obligations are too high, the prospective buyers may have the ability to terminate their respective agreements prior to closing. As a result, there can be no assurances regarding the likelihood or timing of any one of these potential land transactions being completed or the final terms thereof, including the sales price.

Commercial Loan Investments Update

On June 14, 2019, the Company originated an $8.0 million first mortgage bridge loan secured by 72 acres of land in Orlando, Florida, which represented 66% of the purchase price for the land. The loan is interest-only with a term of one-year with two 1-year extensions with a fixed interest rate of 12.00%. The Company received an origination fee of 2%, or $160,000.

Golf Operations Update

The Company is under contract to sell the Golf Operations to a third-party for a projected contract price in excess of the adjusted book value as of June 30, 2019. The transaction is scheduled to close in the early part of the third quarter of 2019.

Debt Summary

The following table provides a summary of the Company’s long-term debt as of June 30, 2019:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility	$151.85 million	30-day LIBOR + 1.35% – 1.95%	May 2023
Mortgage Note Payable (1)	$24.22 million	3.17%	April 2021
Mortgage Note Payable	$30.00 million	4.33%	October 2034
Convertible Senior Notes	$75.00 million	4.50%	March 2020
Total Debt/Weighted-Average Rate	$281.07 million	3.98%

(1)	Utilized interest rate swap to achieve fixed interest rate of 3.17%

OPERATING RESULTS

2nd Quarter ended June 30, 2019 (compared to same period in 2018):

		Increase (Decrease)
	For the Quarter	vs Same Period in 2018	vs Same Period in 2018 (%)
Net Income Per Share (basic)	$2.14	$(0.42)	(16)%
Operating Income ($millions)	$17.4	$(4.4)	(20)%

		Increase (Decrease)
Operating Segment	Revenue for the Quarter ($000’s)	vs Same Period in 2018 ($000’s)	vs Same Period in 2018 (%)
Income Properties	$10,375	$594	6%
Interest Income from Commercial Loan Investments	53	(221)	(81)%
Real Estate Operations	7,511	5,015	201%
Total Revenues	$17,939	$5,389	43%

The operating results in the 2nd Quarter ended June 30, 2019 benefited from a 13% reduction in general and administrative expenses as noted in the following summary (compared to the same period in 2018):

		Increase (Decrease)
	G&A for	Vs. Same Period	Vs. Same Period
	the Quarter	in 2018	in 2018
General and Administrative Expenses	($000's)	($000's)	(%)
Recurring General and Administrative Expenses	$1,464	$(34)	(2)%
Non-Cash Stock Compensation	634	124	24%
Shareholder and Proxy Matter Legal and Related Costs	21	(400)	(95)%
Total General and Administrative Expenses	$2,119	$(310)	(13)%

For the Six-Months ended June 30, 2019 (compared to same period in 2018):

		Increase (Decrease)
	For the Six Months	vs Same Period in 2018	vs Same Period in 2018 (%)
Net Income Per Share (basic)	$3.32	$(1.21)	(27)%
Operating Income ($millions)	$29.2	$(9.8)	(25)%

		Increase (Decrease)
Operating Segment	Revenue for the Six Months ($000’s)	vs Same Period in 2018 ($000’s)	vs Same Period in 2018 (%)
Income Properties	$21,099	$2,112	11%
Interest Income from Commercial Loan Investments	53	(522)	(91)%
Real Estate Operations	11,046	(5,439)	(33)%
Total Revenues	$32,198	$(3,849)	(11)%

The operating results in the Six Months ended June 30, 2019 benefited from an 12% reduction in general and administrative expenses as noted in the following summary (compared to the same period in 2018):

		Increase (Decrease)
	G&A for	Vs. Same Period	Vs. Same Period
	the Six Months	in 2018	in 2018
General and Administrative Expenses	($000's)	($000's)	(%)
Recurring General and Administrative Expenses	$3,082	$(213)	(6)%
Non-Cash Stock Compensation	1,445	431	43%
Shareholder and Proxy Matter Legal and Related Costs	94	(850)	(90)%
Total General and Administrative Expenses	$4,621	$(632)	(12)%

2019 Guidance

The following summary provides the Company’s guidance for the full year ending December 31, 2019:

	YTD Q2 2019 Actual	Guidance for FY 2019
Earnings Per Share (Basic) (1) (2)	$0.58	$6.75 - $7.50
Earnings from Dispositions	$2.74	$2.25 - $2.75
Acquisition of Income-Producing Assets	$41mm	$80mm - $120mm
Target Investment Yields (Initial Yield – Unlevered)	6.60%	5.75% - 7.25%
Disposition of Income-Producing Assets (Sales Value)	$80mm	$50mm - $100mm
Target Disposition Yields	6.19%	7.50% - 8.50%
Land Transactions (Sales Value)	$11mm	$50mm - $70mm
Leverage Target (as % of Total Enterprise Value) (3)	49%	40%

(1)	Reaching full year target heavily dependent upon closing of certain land transactions
(2)	Excludes EPS from the disposition of the multi-tenant properties completed year-to-date in 2019.
(3)	Leverage as a percentage of Total Enterprise Value net of cash and 1031 restricted cash was approximately 38.6% as of June 30, 2019.

2nd Quarter Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and six months  ended June 30, 2019 on Thursday,  July 18, 2019, at 9:00 a.m. eastern time. Shareholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference: USA (Toll Free)	1-888-317-6003
International:	1-412-317-6061
Canada (Toll Free):	1-866-284-3684

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 489461 when prompted.

A webcast of the call can be accessed at: http://services.choruscall.com/links/cto190718.html.

To access the webcast, log on to the web address noted above or go to http://www.ctlc.com and log in at the investor relations section. Please log in to the webcast at least ten minutes prior to the scheduled time of the Earnings Call.

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns, as of July 16, 2019, a portfolio of income investments in diversified markets in the United States including approximately 2.3  million square feet of income properties, as well as more than 5,300 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentation for the quarter and six months  ended June 30, 2019,  and other presentations that are available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include the completion of 1031 exchange transactions, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018,  as filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2019	December 31, 2018
ASSETS
Property, Plant, and Equipment:
Income Properties, Land, Buildings, and Improvements	$444,194,297	$392,520,783
Other Furnishings and Equipment	730,878	728,817
Construction in Progress	61,091	19,384
Total Property, Plant, and Equipment	444,986,266	393,268,984
Less, Accumulated Depreciation and Amortization	(30,021,894)	(24,518,215)
Property, Plant, and Equipment—Net	414,964,372	368,750,769
Land and Development Costs	22,824,001	25,764,633
Intangible Lease Assets—Net	46,133,215	43,555,445
Assets Held for Sale	4,603,403	75,866,510
Investment in Joint Venture	6,821,449	6,788,034
Impact Fee and Mitigation Credits	447,596	462,040
Commercial Loan Investments	7,847,431	—
Cash and Cash Equivalents	2,621,257	2,310,489
Restricted Cash	59,035,150	19,721,475
Refundable Income Taxes	—	225,024
Other Assets	12,225,432	12,885,453
Total Assets	$577,523,306	$556,329,872
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$704,977	$1,036,547
Accrued and Other Liabilities	6,047,864	5,197,884
Deferred Revenue	7,303,410	7,201,604
Intangible Lease Liabilities—Net	26,783,537	27,390,350
Liabilities Held for Sale	1,533,155	1,347,296
Income Taxes Payable	28,970	—
Deferred Income Taxes—Net	58,745,748	54,769,907
Long-Term Debt	278,875,235	247,624,811
Total Liabilities	380,022,896	344,568,399
Commitments and Contingencies
Shareholders’ Equity:
Common Stock – 25,000,000 shares authorized; $1 par value, 6,074,131 shares issued and 4,926,397 shares outstanding at June 30, 2019; 6,052,209 shares issued and 5,436,952 shares outstanding at December 31, 2018	6,014,536	5,995,257
Treasury Stock – 1,147,734 shares at June 30, 2019; 615,257 shares at December 31, 2018	(63,441,664)	(32,345,002)
Additional Paid-In Capital	25,450,060	24,326,778
Retained Earnings	229,333,766	213,297,897
Accumulated Other Comprehensive Income	143,712	486,543
Total Shareholders’ Equity	197,500,410	211,761,473
Total Liabilities and Shareholders’ Equity	$577,523,306	$556,329,872

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Revenues
Income Properties	$10,375,295	$9,781,299	$21,099,713	$18,987,026
Interest Income from Commercial Loan Investments	52,765	273,467	52,765	574,466
Real Estate Operations	7,510,771	2,495,501	11,045,672	16,486,018
Total Revenues	17,938,831	12,550,267	32,198,150	36,047,510
Direct Cost of Revenues
Income Properties	(1,634,720)	(2,034,889)	(3,567,208)	(3,903,918)
Real Estate Operations	(4,480,599)	(875,442)	(6,105,868)	(2,416,276)
Total Direct Cost of Revenues	(6,115,319)	(2,910,331)	(9,673,076)	(6,320,194)
General and Administrative Expenses	(2,119,176)	(2,429,181)	(4,620,796)	(5,252,729)
Depreciation and Amortization	(4,074,587)	(3,755,546)	(7,420,874)	(7,552,369)
Total Operating Expenses	(12,309,082)	(9,095,058)	(21,714,746)	(19,125,292)
Gain on Disposition of Assets	11,811,907	18,384,808	18,681,864	22,035,666
Total Operating Income	17,441,656	21,840,017	29,165,268	38,957,884
Investment and Other Income	14,560	11,892	53,315	24,204
Interest Expense	(3,042,058)	(2,537,301)	(5,965,287)	(5,098,766)
Income from Continuing Operations Before Income Tax Expense	14,414,158	19,314,608	23,253,296	33,883,322
Income Tax Expense from Continuing Operations	(3,653,288)	(4,896,734)	(5,864,090)	(8,455,333)
Net Income from Continuing Operations	10,760,870	14,417,874	17,389,206	25,427,989
Loss from Discontinued Operations (Net of Income Tax)	(164,072)	(254,966)	(324,309)	(352,782)
Net Income	$10,596,798	$14,162,908	$17,064,897	$25,075,207

Weighted Average Common Shares Outstanding:
Basic	4,951,469	5,529,360	5,147,580	5,530,108
Diluted	4,951,469	5,529,360	5,147,580	5,561,791

Per Share Information:
Basic:
Net Income from Continuing Operations	$2.17	$2.61	$3.38	$4.59
Net Loss from Discontinued Operations (Net of Income Tax)	(0.03)	(0.05)	(0.06)	(0.06)
Basic Net Income Per Share	$2.14	$2.56	$3.32	$4.53

Diluted:
Net Income from Continuing Operations	$2.17	$2.61	$3.38	$4.57
Net Loss from Discontinued Operations (Net of Income Tax)	(0.03)	(0.05)	(0.06)	(0.06)
Diluted Net Income Per Share	$2.14	$2.56	$3.32	$4.51

Dividends Declared and Paid	$0.10	$0.06	$0.20	$0.12